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                                                                    EXHIBIT 10.1

                                CONTRACT OF SALE


         This Contract of Sale ("Contract") is effective November ___, 1997 entered into between NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation ("Seller"), and ALCU INVESTMENTS, INC., a Texas limited partnership ("Buyer").

                                   ARTICLE I

                         AGREEMENT OF PURCHASE AND SALE

         Subject to those provisions to follow, Seller agrees to sell, and Buyer agrees to buy, the following described properties (hereinafter referred to collectively as the "Property"):

         1.1 Fee Title. Seller's fee simple title in the real property known as 1055, 1057 and 1059 S. Sherman Road, County of Dallas, City of Richardson, State of Texas, as described more specifically in Exhibit "A" attached hereto and incorporated herein, together with all and singular the Seller's rights and appurtenances pertaining to such real property including, without limitation, all easements, streets, alleys and rights-of-way and all rights of Seller relating to ingress and egress and all strips and gores between such real property and adjacent land (collectively referred to as the "Land");

         1.2 Improvements. All buildings and improvements, ("Improvements") located on the Land;

         1.3 Personal Property. All mechanical systems, fixtures and equipment including, but not limited to, compressors, and engines; electrical systems, fixtures and equipment; plumbing fixtures, systems and equipment; heating fixtures, systems and equipment; air conditioning fixtures, systems and equipment; furniture, carpets, drapes and other furnishings; maintenance equipment and tools; and all other machinery, equipment, fixtures and personal property of every kind and character, if any, owned by the Seller and located in, or on or used in connection with, the Land or the Improvements or the operations thereon ("Personal Property");

         1.4 Plans, Etc. All site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, in Seller's possession which relate to the Land, the Improvements or the Personal Property;

         1.5 Tenant Leases. Seller's interest in all leases and rental agreements with tenants occupying, or having the right to occupy, space situated in Improvements or otherwise having rights with regard to use of the land or the Improvements ("Leases"), and all security deposits, if any, held in connection with such leases.

         1.6 Miscellaneous Documents. All leasing brochures, market studies, appraisals, tenant data sheets and other materials of any kind in Seller's possession solely related to the Improvements.
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                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 Purchase Price. The purchase price for the Property shall be SEVEN MILLION TWO HUNDRED THOUSAND DOLLARS ($7,200,000) (the "Purchase Price"). The Purchase Price shall be payable by wire transfer or immediately available funds at Closing (hereinafter defined).

         2.2 Earnest Money Deposit. Within three (3) business days after execution of this Contract, by Buyer and Seller, the Buyer shall deposit with the Title Company (hereinafter defined), as an earnest money deposit in cash an amount of FIFTY THOUSAND DOLLARS ($50,000) ("Earnest Money Deposit") with Commonwealth Land Title Insurance Company, 1700 Pacific Avenue, Suite 4740, First City Center, Dallas, Texas 75201, Attention: Judy Marcote ("Title Company"). The Title Company shall hold and dispose of the Earnest Money Deposit in strict compliance with this Contract. Buyer shall direct the Earnest Money Deposit to be invested in an interest bearing account in a financial institution insured by the Federal Deposit Insurance Corporation chosen by Buyer, with such account having a maturity date not later than the Closing Date (hereinafter defined). All interest earned on the Earnest Money Deposit shall be Buyer's property prior to a default by Buyer. All interest earned after the date of a default by Buyer shall be for Seller's account. Buyer and Seller agree that prior to Buyer's deposit of the Earnest Money Deposit with the Title Company, Seller shall have no obligation or liability under this Contract, and that Buyer's obligation to deposit the Earnest Money Deposit is an express condition precedent to Seller's obligation and liabilities under this Contract. In the event that the Earnest Money Deposit is not received by the Title Company within three (3) business days from the date of Buyer's and Seller's execution of this Contract whichever is later, this Contract shall be deemed null and void with neither party having any further obligation to the other.

         2.3 Independent Contract Consideration. Prior to or contemporaneous with the execution hereof by Buyer and Seller, Buyer has paid, and Seller hereby acknowledges receipt of the sum of $50.00 cash (the "Independent Contract Consideration"), which amount Buyer and Seller bargained for and agreed to as consideration for Seller's execution and delivery of this Contract. The Independent Contract Consideration is nonrefundable and of the purchase and sale of the Property is consummated pursuant to this Contract, the Independent Contract Consideration shall be applied toward the cash portion of the Purchase Price paid by Buyer. Seller shalt be entitled to retain the Independent Contract Consideration notwithstanding any other provision of this Contract to the contrary.

                                  ARTICLE III

                REVIEW OF TITLE, SURVEY AND OWNERSHIP DOCUMENTS

         3.1 Title Commitment. Within fifteen (15) days after the Effective Date of this



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Contract, Seller shall furnish to Buyer, at Seller's expense, a current commitment for an owner's title insurance policy ("Commitment") issued by the Title Company, setting forth the state of title to the Property and all exceptions including: easements, restrictions, rights of way, covenants, reservations, and other conditions, if any, affecting the Property which would appear in Owner's Title Policy, if issued. No representations or warranties are made by or shall be made or given by Seller with respect to the Survey or the information contained therein.

         3.2 Ownership Documents. Within fifteen (15) days after the Effective Date of this Contract, Seller shall, if available, furnish to Buyer true and correct copies of the items listed below (collectively, the "Ownership Documents"):

                 (a) The most complete set of "as-built" plans, specifications and plat plans for the improvements on the Property, if any;

                 (b)      The Survey (hereinafter defined);

                 (c) Annual income and expense statements for Seller's period of ownership;

                 (d)      The most current rent roll and lease summary;

                 (e) True and correct copies of all Leases (including amendments creating rights to the property); and all correspondence by and between Seller and Northern Telecom, Inc ("Nortel");

                 (f) All management, maintenance or other service agreements;

                 (g)      An itemized inventory of the Personal Property;

                 (h) Copies of certificate(s) of occupancy and all other certificates, permits and governmental licenses or approvals relating to the Property or the operation thereof, to the extent available to Seller; and

                 (i) Copies of tax statements and paid tax receipts and of utility bills and paid utility receipts for the immediately preceding year, and the tax statement and the utility bills and paid utility receipts for the current year, to the extent available to Seller.

         3.3 Survey. Within twenty (20) days after the Effective Date of this Contract, Seller shall, at Seller's sole cost and expense, cause to be prepared and furnished to Buyer and the Title Company, a current plat of an "as built" survey of the Land and Improvements (hereinafter referred to as the "Survey"), and a field note description thereof, prepared and certified as to all matters shown thereon by a licensed professional engineer or surveyor acceptable to the Title Company and in such form and substance sufficient to permit deletion from the Owner's Policy of Title Insurance of the survey





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exception except for "shortages in area".  The Survey shall meet the requirements of a Category 1A, Condition 11, Land Title Survey in accordance with the Standards for Land Surveys for the Texas Society of Professional Surveyors. The Survey shall locate accurately (and identify by volume and page reference, if applicable) all existing buildings, improvements, fences, parking spaces (including handicapped parking spaces), encumbrances, encroachments, conflicts, protrusions and uses (including the location of all highways, streets, roads, easements, alleys and rights-of-way upon or adjacent to the
Land) which are visible on the ground or listed on the Title Binder (as hereinafter defined); shall recite the exact area of the Land; shall show all building set back lines; shall include a metes and bounds description of the Land; and shall show routes of ingress to and egress from the Land and the distance to and names of the nearest intersecting streets. The Survey shall contain a certificate specifically verifying that (i) the Survey was made on the ground of the Land; (ii) the Survey is correct and (iii) there are no improvements, visible easements or uses, encroachments, conflicts or protrusions except as shown on the Survey. The Survey shall also show any portions of the Land falling within any flood plain area or within an area designated as having special flood hazards by any official of any federal, state or local government or any instrumentality hereof and shall contain a certificate that no portion of the Land falls within any such area except if and as shown on the Survey.

         3.4 Tenant Estoppel Certificates. Prior to closing, Seller shall obtain and submit to Buyer a signed estoppel certificate from each tenant on such form as shall be provided by Buyer's counsel, and an approval in writing by Seller's counsel, for the purpose of verifying the status of each lease.

                                   ARTICLE IV

                                   CONDITIONS

         4.1     Inspection Period.

                 (a) Inspection Period. Buyer shall have a period commencing on the Effective Date of this Contract and extending sixty (60) days thereafter to examine the title and Survey ("Title Inspection") and the Property and any Ownership Documents not previously provided ("Property Inspection") (collectively the "Inspection Period"). Such examination may include any matters that Buyer finds relevant to its decision to purchase the Property including, without limitation, an interview with any and all Tenant(s) occupying all or part of the Property in the presence of real estate agents for both Seller and Buyer, a soil, hazardous substance, engineering and feasibility study. Buyer agrees that if it elects to have a Phase I environmental audit on the Property that it will provide Seller with a copy of said report. Seller shall assist Buyer in gaining access to the portion of the Property occupied under any Leases, if applicable, so that any inspecting engineer retained by Buyer can conduct those on-site structural inspections it deems necessary in order to conclude that the improvements are structurally sound. All inspections, unless otherwise stated herein, and studies conducted by Buyer or at Buyer's direction shall be at Buyer's sole cost and expense. In conducting such inspections, Buyer shall not unreasonably interfere with the use or occupancy of the Property and/or Land. Buyer agrees to indemnify Seller and hold Seller harmless from and against any injury,





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damage, loss, cost or expense related to or arising out of Buyer's inspection of the Property pursuant to this Section whether foreseen or not, including, but not limited to, costs of repairing damage to the Property, Land, Improvement and/or Personal Property. After the expiration of the Inspection Period, the sole obligation of Seller, except es provided herein, will be to deliver possession of the Property in the same condition as existed on the date of termination (ordinary wear and tear excepted). In the event the Buyer does not elect to terminate the Contract (as provided herein) and except as otherwise expressly provided herein, THE BUYER AGREES THAT THE PROPERTY, INCLUDING BUT NOT LIMITED TO THE PERSONAL PROPERTY, IS BEING CONVEYED HEREUNDER "AS IS, WHERE IS, AND WITH ALL FAULTS", WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER EXCEPT AS EXPRESSLY SET FORTH HEREIN AND THE PERSONAL PROPERTY IS BEING SOLD AND ASSIGNED HEREUNDER ONLY TO THE EXTENT THAT IT MAY BE OWNED BY THE SELLER AND USED IN THE OPERATION OF THE PROPERTY. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER HAS NOT MADE AND IS NOT MAKING ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PROPERTY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, WORKMANSHIP, CONDITION, STATE OF REPAIR, SAFETY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY OF DIMENSIONS, WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES, OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, TO HAZARDOUS MATERIALS OR ANY ENVIRONMENTAL MATTERS AND THE AMERICANS WITH DISABILITIES ACT, OPERATION OF MECHANICAL SYSTEMS, EQUIPMENT AND FIXTURES, SUITABILITY OF SOIL OR GEOLOGY, ABSENCE OF DEFECTS OR HAZARDOUS OR TOXIC MATERIALS OR WASTES, ANY PAST, PRESENT OR FUTURE OPERATING RESULTS, INCLUDING BOTH INCOME AND EXPENSES, ANY PROJECTIONS WITH RESPECT TO OPERATING RESULTS, THE FINANCIAL VIABILITY OF THE PROPERTY, OR THE COMPLETENESS OR ACCURACY OF ANY BOOKS OR RECORDS OF SELLER PERTAINING TO THE PROPERTY, AND BUYER ACKNOWLEDGES THAT BUYER ACCEPTS THIS PROPERTY WITHOUT RELYING UPON ANY SUCH REPRESENTATION OR WARRANTY BY SELLER OR BY ANY OTHER PERSON AND BASED SOLELY UPON BUYER'S OWN INSPECTIONS, INVESTIGATIONS AND FINANCIAL ANALYSIS OF THE PROPERTY.

                 (b) Seller's Cure Period. Buyer agrees to notify Seller of all objections it may have based on Title Inspection within fifteen (15) days of its receipt thereof. Seller shall have the right, but not the obligation, to cure any or all of Buyer's objections based on the Title Inspection. Any exceptions reflected in the Commitment to which Buyer does not object or which are waived by Buyer shall be deemed permitted exceptions (the "Permitted Exceptions"). Seller shall have no obligation to provide to Buyer any response to Buyer's objections on or before the expiration of the applicable Inspection Period and Seller's failure to respond to any such objections shall in no way constitute an express or implied agreement to cure such objections or to convey the Property free and clear of those or any other matters to which Buyer has objected.





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         4.2     Termination.  In the event the Property is not satisfactory to
Buyer, in Buyer's sole and absolute discretion, Buyer agrees to notify Seller in writing on or before the expiration of the Inspection Period of its intent to terminate the Contract. If Buyer fails to give Seller timely written notice of such termination, all objections will be waived and this Contract will become binding on both parties. Seller shall have the right but not the obligation to cure any reason or reasons given by the Buyer for its termination. If the Seller does not cure, the Buyer may waive the objection or terminate the Contract so long as it is still within the Inspection Period. If Buyer terminates this Contract as provided herein in this Section, the Title Company, without further authorization or direction from Seller, will immediately refund the Earnest Money Deposit to Buyer. Thereafter, (except as expressly provided for in this Contract) neither Buyer or Seller will have any further obligations or liabilities under this Contract.

         4.3 No Further Contracts. From the date hereof until the Closing Date or the earlier termination of this Contract, Seller shall (a) maintain and operate the Property in the same manner in which the Property was operated as of the Effective Date, and will not knowingly permit to be committed any waste on the Property, (b) continue all leases, if applicable, and insurance policies relative to the Property in full force and effect, (c) neither cancel, amend, enter into nor renew any lease, without the written consent of Buyer (which consent will not be withheld unreasonably and notice of which approval or disapproval shall be provided to Seller within five (5) days from Seller's presentment to Buyer of the lease at issue), (d) not knowingly enter into any agreement or instrument which would constitute an encumbrance on the Property without prior written consent of Buyer (which consent will not be withheld unreasonably and notice of which approval or disapproval shall be provided to Seller within five (5) days from Seller's presentment to Buyer of the agreement or instrument at issue) and (e) not remove Personal Property owned by Seller from the Land, Improvements and/or Property. In the event that Buyer does not provide Seller with notice required by this subsection within the time set forth herein Buyer's approval shall be deemed to have been waived.

         4.4 Financing Contingency. Buyers obligation to close is contingent upon Buyer having obtained a commitment for financing (the "Commitment) from a lender prior to the end of the Inspection Period Buyer shall make written application for the loan on or before fifteen (15) days of the Effective Date of this contract. Buyer shall diligently and timely pursue the obtaining of the Commitment in good faith, execute all documents and furnish all information and documents required by the lender in connection therewith.

                                   ARTICLE V

                     BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer represents and warrants to Seller the following statements are true on the Effective Date of this Contract and will be true on the Closing
Date:





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         5.1     Buyer's Power and Authority.  Buyer and its representatives have all power and authority legally necessary to enter into this Contract, execute and deliver the Closing documents and purchase the Property in accordance with this Contract's terms.

         5.2 No Actions Against Buyer. Buyer knows of no action, suit or proceeding, pending or threatened against Buyer, which would, if determined against Buyer, adversely and materially affect Buyer's ability to perform its obligations under this Contract.

         Buyer's tender of performance of its obligations under this Contract shall constitute Buyer's confirmation that the above representations end warranties are then also true and correct.

                                   ARTICLE VI

                    SELLER'S REPRESENTATIONS AND WARRANTIES

         6.1 Seller's Representations and Warranties. Seller hereby represents to Buyer that the facts recited below are true and accurate and that if prior to the date of Closing Seller discovers that one or more of such facts are untrue or inaccurate it will inform Buyer in writing of it discovery. The obligation of Buyer to consummate this transaction shall be contingent upon the lack of any material variance with respect to the truth and accuracy of all such facts as of the date scheduled for Closing, notwithstanding the fact that, with respect to representations or warranties made to the best of Seller's knowledge, Seller had no knowledge of the untruth or inaccuracy of such facts. It is expressly agreed that no examination or investigation of the Property or of the Operational Information pertaining thereto by or on behalf of Buyer shall in any way modify, affect or diminish the representations and warranties of Seller contained herein, and that such representations and warranties of Seller shall survive Closing for a period of six (6) months. In accordance with the immediately preceding sentences, Seller represents to Buyer as follows:

                 (a) Seller has full right, power and authority and has taken all requisite action to enter into this Contract and to sell and convey the Property to Buyer as provided in this Contract and to carry out its obligations as set forth hereunder.

                 (b) To Seller's knowledge, there are no structural or other defects, including but not limited to, defects in the plumbing, heating, air conditioning, foundation or electrical wiring of any of the Improvements.

                 (c) To Seller's knowledge, the continued ownership, operation, use and occupancy of the Land or Improvements do not violate any building, health, fire or similar law, ordinance, order, regulation or restrictive covenant. To Seller's knowledge, there are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Land, Improvements or Personal Property.





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                 (d)      There is no action, suit, proceeding or claim
affecting Seller or the Property or any portion thereof or arising out of the ownership, operation, use or occupancy of the Property pending or being prosecuted by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality nor, to the knowledge of Seller, is any such action, suit, proceeding or claim threatened or being asserted.

                 (e) To Seller's knowledge, there is no pending condemnation or similar proceeding affecting the Land, Improvements or Personal Property or any portion thereof. Seller has not received any written notice and has no knowledge that any such proceeding is contemplated.

                 (f) Seller has received no notice of and, to Seller's knowledge, there are no pending improvement, liens or special assessments to be made against the Property by any governmental authority.

                 (g) To Seller's knowledge, there is no pending or threatened interruption or reduction of any utility services presently provided to the Property.

                 (h) Seller has entered into no outstanding contracts for construction on the Land or Improvements, or any portion thereof. No work has been performed or is in progress by Seller on the Land or Improvements, or any portion thereof, and no materials have been furnished to, the Land or Improvements or any portion thereof, which might give rise to mechanic's, materialman's or other liens against the Land or Improvements or any portion thereof.

                 (i) To Seller's knowledge no part of the Improvements or Personal Property have been destroyed or damaged by fire or other casualty except as may have been replaced.

                 (j) There are no contracts of employment, management, service, supply, rental or any other type or nature outstanding which affect any part of the Property covered by this Contract or the operation of the Property which will not be terminated on or before the date of Closing.

                 (k) There are no tenant leases affecting the Land and Improvements other than the Nortel lease. There are no persons or entities in possession of the Property other than Seller and Nortel.

                 (l) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws contemplated or filed by Seller or pending against Seller or the Property.

                 (m) There are no options, contracts or other obligations outstanding for the sale, exchange or transfer of the Property or any portion thereof or the business operated thereon.





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                 (n)      Seller is not and has never been a "foreign person"
within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                 (o) To Seller's knowledge, there has been no introduction' spillage, release, discharge or disposal of any pollutants of any kind into or on the surface water, ground water, soil or subsurface of any portion of the Property or the Improvements. To Seller's knowledge, there is no pending or threatened litigation or proceedings before any administrative agency in which any person or entity alleges the presence, release, threat of release, placement on or in any portion of the Property, or the generation, transportation, storage, treatment, or disposal at any portion of the Property, of any pollutants.

         For purposes of this Agreement, the terms "to the best of Seller's knowledge", "Seller's knowledge", and/or knowledge shall be limited to such actual knowledge or written notice or report that has actually been received by Paul H. Thomas, Jr., who is Seller's Manager of Real Estate Equity Assets or M. Sue Jones, who is Seller's Manager of Real Estate Equity Assets.

         6.2 Additional Conditions Precedent. The following shall be additional conditions precedent to Buyer's obligations hereunder:

                 (a) On the date of Closing, there shall be no material breach of any of Seller's representations or warranties and Seller shall have substantially performed each covenant to have been performed by Seller hereunder within the time specified.

                 (b) On the date of Closing, there shall be no material and adverse change in the matters reflected in the Title Binder, Survey or the UCC Reports, and there shall not exist any material and adverse encumbrance or title defect affecting the Land, Improvements or Personal Property not described in the Title Binder, Survey or the UCC Reports.

                 (c) On the date of Closing, the Improvements and the Personal Property shall be in the Same condition and repair as at the date of Buyer's inspection thereof, ordinary wear and tear due to normal conditions excepted.

                 (d) On the date of Closing, there shall be no litigation pending or threatened, seeking (i) to enjoin the consummation of the sale and purchase hereunder, (ii) to recover title to the Property, or any part thereof or any interest therein, (iii) to increase substantially ad valorem taxes theretofore or thereafter assessed against the Land and Improvements or (iv) to enjoin the violation of any law, rule, regulation, restrictive covenant or zoning ordinance that may be applicable to the Land, Improvements or Personal Property.

                 (e) On the date of Closing, the Nortel Lease Amendment shall have been executed in form substantially similar to the form attached hereto as Exhibit "B".





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                 (f)      If any of the above described conditions precedent to
Buyer's obligations hereunder is not satisfied, Buyer may, at its option (a) waive such condrtion and close this transaction, or (b) terminate this Contract by notice in writing to Seller and receive back the Eamest Money Deposit.
                                  ARTICLE VII

                           REQUEST FOR NONDISCLOSURE

         7.1 Buyer and its representatives shall hold in strictest confidence all data and information obtained with respect to the operation and management of the Property, whether obtained before or after the execution and delivery hereof, and shall not use such data or information for purposes unrelated to this Contract or disclose the same to others except as expressly permitted hereunder. The preceding sentence shall not be construed to prevent Buyer from disclosing to its agents, consultants and lenders such information with respect to the Property as is necessary for such agents, consultants and lenders to perform their designated tasks in connection with Buyer's inspection of the Property, so long as the Buyer causes such agents, consultants and lenders to execute an agreement to keep such information confidential. However, neither party shall have this obligation concerning information which: (a) is published or becomes publicly available through no fault of either the Buyer or Seller; (b) is rightfully received from a third party; or (c) is required to be disclosed by law. In the event this Contract is terminated or Buyer fails to perform hereunder, Buyer shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Contract or the transactions contemplated hereby (including all information which was provided to agents, consultants and/or lenders). In the event of a breach or threatened breach by Buyer or its agents, consultants and/or lenders of this paragraph, Seller shall be entitled to an injunction restraining Buyer or its agents, consultants and/or lenders from disclosing, in whole or in part, such confidential information Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

                                  ARTICLE VIII

                                    CLOSING

         8.1 Date and Place of Closing. The Closing ("Closing") shall take place at Commonwealth Title Insurance Company. The Closing Date ("Closing Date") shall be within thirty (30) days after the Inspection Period; however, Seller and Buyer may mutually designate an earlier date for Closing. At Seller's option, Closing may occur in escrow, in which event the Title Company shall act as escrow agent.

         8.2 Seller's Closing Obligations. At the Closing or as provided below, Seller shall deliver to Buyer, at Seller's sole cost and expense (except as stated below), each of the following items:





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                 (a)      An Owner's Policy of Title Insurance ("Title Policy")
issued by the Title Company in Buyer's favor in the full amount of the Purchase Price, insuring Buyer's fee simple title to the Property and in and to any easements and restrictions which inure to the benefit of the Property, subject only to the Pemnitted Exceptions;

                 (b) A special warranty deed ("Deed"), duly executed and acknowledged by Seller, and in form for recording, conveying good and indefeasible fee simple title to the Property to Buyer, subject only to the Permitted Exceptions;

                 (c) A Bill of Sale transferring all of the Personal Property "As Is" "Where Is" and "With All Faults" and an assignment of the Personal Property.

                 (d) An Assignment of all Warranties, Guaranties and Service Contracts, if any;

                 (e)      All keys to the Property in Seller's possession;

                 (f) An assignment of all Leases, including all escrows and escalation reserve payments paid by any tenant pursuant to said Leases;

                 (g) Executed originals of the Leases in Seller's possession;

         8.3 Adjustments at Closing. Any maintenance charges, rent, expense escalation reimbursements, utilities, service and employment contracts (if Buyer is to assume any), all other expenses and ad valorem taxes for the then current year, shall be prorated at the Closing effective as of the Closing Date. If the Closing Date occurs before the tax rate is fixed for the then current year, the apportionment of taxes shall be on the basis of the tax rate for the preceding year applied to the latest assessed valuation. Seller shall be solely responsible for any taxes and assessments attributable to the Property for any period prior to the Closing Date.

         8.4 Buyer's Closing Obligations. At Closing, Buyer shall execute those Closing documents to which Buyer is a party and direct the Title Company to remit to Seller the Purchase Price, plus any other sums required to be paid by Buyer, in accordance with this Contract.

         8.5 Possession and Closing. Notwithstanding anything contained herein, exclusive possession of the Property shall be delivered to Buyer by Seller at Closing.

         8.6 Closing Costs. Unless otherwise specified in this contract, all costs and expenses of Closing shall be allocated between Seller and Buyer. Each party will be responsible for its own legal fees except in the event of default.





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
                                   ARTICLE IX

                       TERMINATION. DEFAULTS AND REMEDIES

         9.1 Buyer's Termination. If Seller is unable to convey title to the Property, Buyer may, at Buyer's option, terminate this Contract by written notice forwarded to Seller prior to the Closing Date or delivered to Seller on the Closing Date or earlier date as specified in this Contract for such notice of termination. If Buyer elects to terminate this Contract pursuant to a right to do so expressly given to Buyer in this Contract, the Earnest Money Deposit shall be promptly refunded to Buyer on written instruction to the Title Company signed only by Buyer, and neither party shall have any further obligation or liability to the other party hereunder. If the Earnest Money Deposit is to be returned to Buyer in accordance with this Contract, Seller shall promptly, on written request from Buyer, execute and deliver such documents as may be required to cause the Title Company to return the Earnest Money Deposit to Buyer.

         9.2 Seller's Default: Buyer's Remedies. If Seller fails to consummate this Contract for any reason (other than Buyer's default or a termination of this Contract by Seller or Buyer pursuant to a right to do so expressly provided for in this Contract), Buyer may elect to enforce the specific performance of this Contract or terminate this Contract and receive a refund of the Earnest Money Deposit; provided, however, in the event specific performance of this Contract is frustrated due to Seller's conveyance of all or part of the Property to a third party in breach of this Contract or due to Seller's intentionally encumbering all or any part of the Property with a lien, lease, easement, restriction or other encumbrance after the date of this contract objected to by Buyer and not eliminated at or prior to Closing, Buyer may pursue any remedies available to Buyer at law or in equity.

         9.3 Buyer's Default: Seller's Remedy. If Buyer fails to consummate this Contract for any reason (other than Seller's default or a termination of this Contract by Seller or Buyer pursuant to a right to do so expressly provided for in this Contract), Seller may, as Seller's sole and exclusive remedy, terminate this Contract and retain the Earnest Money Deposit as liquidated damages for breach of this Contract. Upon written notice of termination by Seller to the Title Company and Buyer pursuant to this Section, the Title Company, without further authorization from Buyer, shall immediately deliver the Earnest Money Deposit to Seller. Such amount is agreed upon by and between Seller and Buyer as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof and the payment of the Earnest Money Deposit shall constitute full satisfaction of Buyer's obligations under this Contract. Such amount is agreed upon by and between Seller and Buyer as a reasonable estimate of just compensation for the harm caused by Buyer's default.

                                   ARTICLE X

                     DAMAGE OR DESTRUCTION PRIOR TO CLOSING

         10.1 In the event that either the Improvements or Personal Property should be damaged by any casualty prior to Closing, and if the cost of repairing such damage, as estimated by an independent contractor ("Independent Contractor") retained by Buyer (and approved by Seller, which approval shall not be withheld unreasonably or unduly delayed) is:

                 (a) less than FIFTY THOUSAND DOLLARS ($50,000), then, at Seller's option: (i) Seller shall repair such damage prior to the Closing Date, restoring the damaged Property at least to its condition immediately prior to such damage, or (ii) elect to close the transaction and Buyer shall receive a credit at Closing in an amount necessary to make such repairs as determined by the Independent Contractor; or if said cost is

                 (b) equal to or more than FIFTY THOUSAND DOLLARS ($50,000) then the Buyer may elect within twenty (20) days of notification to Buyer of such occurrence to (i) terminate this Contract or (ii) require Seller to assign to Buyer at Closing, all insurance proceeds payable for such damage, and pay to Buyer at Closing the amount of any deductible required by Seller's insurance policies, and the sale shall be closed without the Seller's repairing such damage.

                                   ARTICLE XI

                                  CONDEMNATION

         11.1 Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property, or any portion thereof, or any other proceedings arising out of or damage to the Property, or any portion thereof, Seller will notify Buyer of the pendency of such proceedings. In the event that any condemnation proceedings affecting the Land or Improvements, or any part thereof, shall be commenced prior to Closing, Buyer may, at its option, (a) terminate this Contract by notice in writing to Seller and receive back the Deposit, or (b) proceed to close this transaction and receive at Closing all of the right, title and interest of Seller in and to any condemnation proceeds or awards or sales price in lieu of condemnation.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1 Broker's Commission. If, and when the Closing occurs, Seller hereby agrees to pay one and one-half percent (1.5%) of the purchase price to CB Commercial Real Estate Group and one and one-half percent (1.5%) to Dal-Mac Companies in cash for their services in connection with this Contract. Seller and Buyer each represent and warrant to the other that there are no claims for broker's commissions or finder's fees in connection with the execution and delivery of this Contract other than that of the Brokers named in this Section 12.1, and Seller and Buyer each agree to indemnify the other against and hold such party harmless from all liabilities arising from a breach of the representation and warranty made by such party herein, including, without limitation, reasonable attorneys' fees and related court costs.

         12.2 Assignment. Buyer may not assign this Contract without Seller's prior written consent unless the Buyer remains liable for all terms and conditions under the Contract.

         12.3 Notices. Any notice, approval, waiver, objection or other communication (for convenience "Notice") required or permitted to be given hereunder or given in regard to this Contract by one party to the other shall be in writing and the same shall be given and be deemed to have been served and given (a) if hand delivered, when delivered in person to the address set forth hereinafter for the party to whom notice is given; (b) if mailed, (except where actual receipt is specified in this Contract) when placed in the United States mail, postage prepaid, by Certified Mail, Return Receipt Requested; addressed to the parry at the address hereinafter specified; or (c) if by overnight delivery, when received by the other party. Any party may change its address for notices by notice theretofore given in accordance with this Section 12.3.

         If to Seller:    Nationwide Life Insurance Company
                          One Nationwide Plaza, 1-34-01
                          Columbus, Ohio 43215
                          Attention:  Paul H. Thomas, Jr.
                          Telephone:  614-249-7694
                          Facsimile: 614-249-4247

         With copy to:    Nationwide Life Insurance Company
                          One Nationwide Plaza, 1-35-04
                          Columbus, Ohio 43215
                          Attention: Philip W. Whitaker, Esq.
                          Telephone: 614-249-7634
                          Facsimile: 614-249-7254

         If to Buyer:     ALCU Investments, Ltd.
                          c/o FJM, Inc.
                          5011 Shadywood Lane
                          Dallas, Texas 75209
                          Attention:  Frank Macari
                          Telephone: 214-352-2699
                          Facsimile. 214-358-1389

         With copy to:    Michael C. Witt, Esq.
                          8235 Douglas Avenue, Suite 210
                          Dallas, Texas 75225

                          Telephone:  214-691-9488
                          Facsimile:  214-691-9419

         12.4    Entire Agreement.   This contract and the exhibits attached
hereto constitute the entire agreement between Seller and Buyer, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Property other than those herein set forth. No subsequent alteration, amendment change, deletion or addition to this Contract shall be binding upon Seller or Buyer unless in writing and signed by both Seller and Buyer.

         12.5 Headings. The headings, captions, numbering system, etc., are inserted only as a matter of convenience and may under no circumstances be considered in interpreting the provisions of this Contract.

         12.6 Binding Effect. All of the provisions of this Contract are hereby made binding upon the personal representatives, heirs, successors, and assigns of both parties hereto. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns."

         12.7    Time of Essence.  Time is of the essence of this Contract.

         12.8 Unenforceable or Inapplicable Provisions. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein.

         12.9 Counterparts. This Contract may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

         12.10 Applicable Law. This Contract shall be construed under and in accordance with the laws of the State of Texas.

         12.11 Attorney's Fees. In the event either Buyer or Seller should bring suit against the other in respect to any matters provided for in this Contract, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees in connection with such suit.

         12.12 Authority. Each person executing this Contract, by his execution hereof, represents and warrants that he is fully authorized to do so, and that no further action or consent on the part of the party for whom he is acting is required to the effectiveness and enforceability of this Contract against such party following such execution.

         12.13 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed at the Closing, Seller and Buyer agree to perform such other acts, and to execute and/or deliver such other instruments and documents as either Seller or Buyer, or their respective counsel, may reasonably require in order to effect the intents and purposes of this Contract. Further, Seller and Buyer each agree to deliver to the Title Company affidavits and such other assurances as may reasonably be necessary or required to enable the Title Company to issue the Title Policy as contemplated in this Contract.

         12.14 Time Periods. Unless otherwise expressly provided, all periods for delivery or review and the like shall be determined on a "calendar" day basis If any date for performance, approval, delivery or Closing falls on a Saturday, Sunday or legal holiday, the time therefor shall be extended to the next business day.

         12.15 Survival. The representations, warranties and covenants (except with respect to Section 12.1) of Buyer and Seller contained herein shall survive the Closing for a period of six (6) months from the Closing Date and shall thereafter be deemed void and of no force. The representations, warranties and covenants contained in Section 12.1 shall survive the Closing for an unlimited period and shall not merge with the delivery of the documents at Closing.

         12.16 Waiver of Right to Trial by Jury. The Buyer and the Seller hereby waive any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Contract or any other instrument, document or agreement executed or delivered in connection herewith or (ii) in any way connected with or related or incidental to the dealings of the parties hereto or any of them in respect of this Contract or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise. The Buyer and the Seller hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any party may file an original counterpart or a copy of this Contract with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

         12.17 The effective date ("Effective Date") of this Contract shall be the date on which the Title Company acknowledges receipt of the Earnest Money Deposit.

         DATED this ___ day of November, 1997, which is the date this Contract has been signed by whichever of Buyer or Seller is the last to sign this Contract. All references to the "date of this Contract" or similar references shall mean this date.

                                                                    SELLER:

                                                                    NATIONWIDE LIFE INSURANCE COMPANY,
                                                                    an Ohio corporation



                                                                    By:
                 ---------------------------------------------           -------------------------------------------------------
                 Date Signed by Seller                              Robert H. McNaghten
                                                                    Vice President-Real Estate Investments

                                                                    BUYER:

                                                                    ACLU INVESTMENTS, LTD.
                                                                    a Texas limited partnership



                  11/11/97                                          By:  /s/ FRANK J. MACARI
                 ---------------------------------------------           -------------------------------------------------------
                 Date Signed by Seller                                       Frank J. Macari
                                                                             President
                                                                             FJM, Inc., a Texas corporation
                                                                             General Partner
                                                                             Vice President-Real Estate Investments

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                   (TO BE REPLACED IF DIFFERENT FROM SURVEY)

BEING a tract of land situated in Dallas County, Texas out of the Isaac Wiley Survey, Abstract No. 1575, said tract also being part of Lot 2 of the Spring Valley Business Park, an addition to the City of Richardson, Texas, and being more particularly described as follows:

COMMENCING at the intersection point of the South right-of-way line of Spring Valley Road (100 foot R.O.W.) and the West right-of-way line of the Houston and Texas Central Railroad (100 foot R.O.W.);

THENCE S 27 degrees 35' 00" W along the West right-of-way line of said Railroad for a distance of 770.24 feet to the POINT OF BEGINNING;

THENCE S 27 degrees 35' 00" W continuing along the West right-of-way line of said Railroad for a distance of 646.48 feet to a point for corner;

THENCE N 62 degrees 25' 00" W for a distance of 450.00 feet to a point for corner, said point also being in the East right-of-way line of Sherman Street (100 foot R.O.W.);

THENCE N 27 degrees 35' 00" E along the East right-of-way of said Sherman Street, for a distance of 581.83 feet to a point, said point also being the point of curvature to the right whose central angle is 5 degrees 17'57", a radius of 700.00 feet and a tangent length of 32.39 feet;

THENCE Northeasterly along said curve for a distance of 64.74 feet to a point for corner, said point also being in the East right-of-way line of said Sherman Street;

THENCE S 62 degrees 25' 00" E for a distance of 447.01 feet to the POINT Of BEGINNING;

CONTAINING 290,851.64 square feet or 6.67 acres of land.

                                   EXHIBIT B

                       THIRD AMENDMENT TO LEASE AGREEMENT

         THE THIRD AMENDMENT TO LEASE AGREEMENT is made and entered into by and between NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, successor-in-interest to Spring Valley Business Park #6, Ltd. ("Landlord") and NORTHERN TELECOM, INC., a Delaware corporation ("Tenant").

                                  WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated January 29, 1988 (the "Original Lease"), wherein Landlord leased to Tenant approximately 65,104 square feet of rentable area located within two (2) buildings known as 1055 South Sherman 1057 South Sherman, Richardson, Texas, all as is more fully described in the Lease; and

         WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease dated January 16, 1990 (the "First Amendment"); and

         WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated January 1, 1993 (the "Second Amendment") (The Original Lease, as amended by the First Amendment and the Second Amendment, shall be referred to herein as the "Lease"); and

         WHEREAS, Landlord and Tenant do hereby desire to amend the Lease in certain respects;

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby confessed and acknowledged, Landlord and Tenant agree as follows (capitalized terms herein having the meaning attributed to them in the Original Lease unless specifically otherwise provided):

1.       TERM.   Section 1(d) of the Lease shall be amended to read: ""Lease
Term": A period of thirty-six (36) months, commencing on January 1, 1998 (the "commencement date") and ending on December 31, 2000, unless such dates are varied pursuant to the provisions of Paragraph 36 hereof."

2. RENTAL. Section l(e) of the Lease shall be amended to read: "Basic Rental": shall mean Eleven and 75/100 Dollars ($11.75) per year per square foot of the rentable area in the Premises.

3. ALLOWANCE. Landlord agrees to reimburse Tenant in an amount not to exceed $282,912.00 for leasehold improvements made to the Premises and incurred in connection with this Third Amendment. Reimbursement is subject to the following conditions:

         (1) Landlord's approval of construction plans. Said approval shall not be unreasonably withheld or delayed.

         (2) Satisfactory completion (in Landlord's architect's reasonable judgement) of all improvements in accordance with approved construction plans.

         (3) Tenant furnishes Landlord with copies of all paid invoices as documentation as to the nature and cost of labor and materials furnished during the construction process.

         (4) Tenant furnishes Landlord with fully executed lien waiver affidavits covering all labor and materials furnished for the leasehold improvement work.

4. EARLY TERMINATION. Provided Tenant is not in monetary default or in default of any other provision beyond any applicable cure period under the Lease at the time of exercise or on the effective date of termination, Tenant shall have the right to terminate the Lease prior to the expiration date of the Lease (as amended hereby), pursuant to the terms and conditions contained herein. Tenant may terminate the Lease and the parties shall have no further liability one to the other, except as hereinafter provided, such right of termination to take effect after January 31, 2000, the twenty-fifth (25th) month of the Term, upon Tenant giving nine (9) months prior written notice to Landlord and the payment in cash at the time of giving such notice of a termination fee (which shall be consideration for and a condition of the exercise by Tenant of its option to terminate the Lease) equal to the unamortized allowance and commission costs and two (2) months Basic Rental

5. RENEWAL OPTION. Notwithstanding anything in Section 34 of the Lease to the contrary, Tenant shall have the right to extend the Lease Term (as amended hereby) upon the terms set forth in Section 34 of the Lease except that the Basic Rental for the renewal term shall be at the then prevailing Market Rental Rate (as defined) in the Second Amendment for the Premises.

6. BROKERAGE COMMISSIONS. Landlord agrees to pay Fischer & Company ("Broker") a real estate brokerage commission as set forth in a separate commission agreement between Landlord and Broker. The commission shall be four percent (4%) of the gross revenue to be received by Landlord with respect to the terms and conditions in this Third Amendment. Tenant hereby represents and warrants to Landlord that Tenant has not employed any agents, brokers or other such parties in connection with the extension of the term of the Lease as set forth in this Third Amendment, and agrees that Tenant shall hold Landlord harmless from and against any breach of the foregoing warranty.

7.       MISCELLANEOUS.

(a) Except as expressly amended hereby, all other terms and provisions of the Lease remain unchanged and in full force and effect.

(b) Except as expressly set forth in this Third amendment or the Lease to the contrary, Landlord and Tenant hereby agree that Tenant's covenant to pay Basic Rental and other sums due under this Third Amendment or the Lease (as amended by the First and Second Amendments) shall be deemed separate and independent from Landlord's covenant to provide services hereunder.

(c) This Third Amendment may be executed in multiple counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one agreement.

IN WITNESS WHEREOF, executed as of the ___ Day of November, 1993.

LANDLORD:
NATIONWIDE LIFE INSURANCE COMPANY,
an Ohio Corporation

By:
   --------------------------------------------
Name:
     ------------------------------------------
Title:
      -----------------------------------------


TENANT:
NORTHERN TELECOM INC.,
a Delaware corporation


By:
   --------------------------------------------
Name:
     ------------------------------------------
Title:
      -----------------------------------------